Exhibit 99.1
7000 Shoreline Ct., Suite 370
South San Francisco, CA 94080
(650) 588-6404
www.hanabiosciences.com
        Investor & Media Contacts:
Investor Relations Team
investor.relations@hanabiosciences.com
ph. (650) 588-6641

Invigorate Communications
Gregory Gin
ggin@invigoratepr.com
ph. (908) 376-7737

HANA BIOSCIENCES RECEIVES NASDAQ NOTIFICATION

South San Francisco, CA (November 21, 2008) - Hana Biosciences (Nasdaq:HNAB), a biopharmaceutical company focused on strengthening the foundation of cancer care, reported that it received a letter, dated November 19, 2008, from the Listing Qualifications Department of The NASDAQ Stock Market notifying the Company that it does not comply with the $2.5 million minimum stockholders' equity requirement for continued listing on The NASDAQ Capital Market set forth in NASDAQ Marketplace Rule 4310(c)(3). NASDAQ’s determination was based on a review of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008.

As provided in the NASDAQ rules, the Company has the opportunity to submit to the NASDAQ a specific plan and timeline to achieve and sustain compliance. The Company intends to submit in a timely manner to the NASDAQ Staff a plan to regain compliance with the minimum stockholder's equity requirement. If, after the completion of its review, the NASDAQ determines the Company has not presented a plan that adequately addresses the stockholders' equity issue, NASDAQ will provide written notice that the Company's securities will be subject to delisting. At that time, the Company has the right to appeal the decision to a NASDAQ Listing Qualifications Panel. In such an event, the Company’s securities would remain listed on NASDAQ pending a decision by the Panel following the hearing.

About Hana Biosciences, Inc.

Hana Biosciences, Inc. (Nasdaq:HNAB) is a South San Francisco, CA-based biopharmaceutical company focused on acquiring, developing, and commercializing innovative products to strengthen the foundation of cancer care. The company is committed to creating value by building a best-in-class team, accelerating the development of lead product candidates, expanding its pipeline by being an alliance partner of choice, and nurturing a unique company culture. Further information on Hana Biosciences can be found at www.hanabiosciences.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," and similar words or phrases. These forward-looking statements include without limitation, any statements regarding the Company's ability to regain compliance with the listing requirements of the Nasdaq Capital Market and maintain its listing on the Nasdaq Capital Market. Such statements involve risks and uncertainties that could cause Hana's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of Hana's development efforts relating to its other product candidates will be successful, that Hana will be able to obtain regulatory approval of any of its product candidates, and that the results of clinical trials will support Hana's claims or beliefs concerning the effectiveness of its product candidates. Additional risks that may affect such forward-looking statements include Hana's need to raise additional capital to fund its product development programs to completion, Hana's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. Hana assumes no obligation to update these statements, except as required by law.